BY-LAW NUMBER 1

A By-law to regulate the business and affairs of TransAlta Corporation -

SECTION ONE

INTERPRETATION

1.01         In this By-law and all other by-laws and resolutions of the Corporation, unless the context otherwise requires:

            (a)         the following terms shall have the meanings specified:

                     (i) "Act" means the Canada Business Corporations Act or any statute which may be substituted therefore, as amended from time to time

                     (ii) "Articles" means the Articles of Amalgamation of the Corporation as amended or restated from time to time;

                    (iii) "Board" means the Board of Directors of the Corporation

                    (iv) "Corporation" means TransAlta Corporation;

(v)	"Director" means a member of the Board;
(vi)	"meeting of shareholders" means an annual meeting of shareholders of the Corporation, or a special meeting of shareholders of the Corporation, or both, and includes a meeting of any class or series of any class of shareholders of the Corporation; and

                    (vii) "Officer" means an officer of the Corporation;

            (b) terms used herein that are defined in the Act shall have the meanings given to those terms in the Act; and

            (c) words importing the masculine gender shall include the feminine and neuter genders, and words importing the singular number shall include the plural number, and vice versa.

SECTION TWO

SHAREHOLDERS

2.01            ANNUAL AND SPECIAL MEETINGS

     The Board shall call an annual meeting of shareholders not later than 15 months after the holding of the last preceding annual meeting. The Board may at any time call a special meeting of shareholders.

2.02            PLACE OF MEETINGS

     Each meeting of shareholders shall be held in the City of Calgary, in the Province of Alberta, or at such other place within Canada as the Board may determine.

2.03            NOTICE OF MEETINGS

     Notice in writing of the time and place of each meeting of shareholders shall be sent to each shareholder entitled to vote at the meeting, to each Director and to the auditors of the Corporation. The accidental failure to give notice of a meeting of shareholders to any person entitled thereto or any error in such notice not affecting the substance thereof shall not invalidate any action taken at the meeting.

2.04            QUORUM

     At any meeting of shareholders, a quorum for the transaction of business shall consist of at least two persons holding or representing by proxy not less than 25 per cent of the outstanding shares of the Corporation entitled to be voted at the meeting. If a quorum is not present at the opening of any meeting of shareholders, the holders present in person or representing by proxy a majority of the shares represented at the meeting may adjourn the meeting to a fixed time and place, but no other business may be transacted. Those shareholders present at any duly adjourned meeting shall constitute a quorum.

2.05            CHAIRMAN, SECRETARY AND SCRUTINEERS

     The chairman of the Board or, if he is not represent, the president or, in the absence of both of them, a Director designated by the Board shall act as chairman at each meeting of shareholders. If no such Officer or Director is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their members to be chairman. The secretary of the Corporation, or, in his absence, such other person as the chairman of the meeting may appoint, shall act as secretary of the meeting, if desired, one or more scrutineers who need not be shareholders, may be appointed by the chairman. The chairman of any meeting of shareholders may with the consent of the meeting adjourn the same from time to time and place to place.

2.06        VOTING

     Voting at any meeting of shareholders shall be by a show of hands except where, either before or after a show of hands, a ballot is required by the chairman of the meeting or is requested by any two persons present and entitled to vote at the meeting. On a show of hands, each person present and entitled to vote at the meeting shall have one vote. On a ballot, each shareholder present in person or represented by proxy at the meeting and entitled to vote thereafter shall have such vote as prescribed by the Articles. Any ballot shall be taken in such manner as the chairman of the meeting directs. In case of an equality of votes at any meeting of shareholders either upon a show of hands or upon a ballot, the chairman of the meeting shall be entitled to a second or casting vote. A declaration by the chairman that a resolution has, either on a show of hands or on a ballot, been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive and an entry to that effect in the minutes of the meeting shall be conclusive evidence thereof, and proof of the number or proportion of the votes, recorded in favour of or against such resolution shall not be necessary.

2.07        DIVIDENDS

     The mailing or other transmission to any shareholder of the Corporation, at his address as recorded in the Corporation's share register, of a cheque payable to his order for the amount of any dividend payable in cash shall discharge the Corporation's liability for the dividend to the extent of the amount of the cheque plus the amount of any tax which the Corporation has properly withheld, unless the cheque is not paid on due presentation. In the event of the non-receipt of any cheque for a dividend payable in cash, the Corporation shall issue to the shareholder a replacement cheque for the same amount on such reasonable terms as to indemnity and evidence of non-receipt as the Board or any Officer or agent designated by the Board, may impose. No shareholder shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to a banker of the Corporation for payment or that otherwise remains unclaimed for a period of 6 years from the date on which it was payable. No dividend shall bear interest as against the Corporation.

SECTION THREE

DIRECTORS

3.01        CALLING AND NOTICE OF MEETINGS

     Meetings of the Board shall be held from time to time and at such place as the chairman of the Board, the president, a vice-president who is a Director, any two Directors, or the secretary, on the direction of any of the foregoing, may determine. Notice of every meeting so called shall be given to each Director not less than 48 hours before the time when the meeting is to be held: provided that meetings of the Board may be held without formal notice if all of the Directors are present and do not object to notice not having been given or if those absent waive notice in any manner before or after the meeting. In addition, the Board may by resolution appoint a day or days in any month or months for regular meetings of the Board at a place and hour to be named. A copy of any resolution of the Board fixing the place and time of regular meetings of the Board shall be sent to each Director forthwith after being passed.

3.02        FIRST MEETING OF NEW BOARD OF DIRECTORS

     Provided a quorum of Directors is present, each newly elected Board may hold its first meeting without notice immediately following the meeting of shareholders at which such Board is elected.

3.03        PRESIDING OFFICER

     The chairman of the Board or, if he is not present, the president, or in the absence of both of them, a Director designated by the Board shall act as chairman at each meeting of the Board.

3.04        QUORUM AND VOTING

     At meetings of the Board, three of the Direc tors shall form a quorum for the transaction of business. Every question shall be decided by a majority of the votes cast on the question and in the case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

3.05        PARTICIPATION BY TELEPHONE

     If all the Directors consent, a Director may participate in a meeting of the Board or of a committee of the Board by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a Director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the Board and of committees of the Bo ard held while a Director holds office.

  SECTION

FOUR

 OFFICERS

4.01        APPOINTMENT OF OFFICERS

     The Board may from time to time appoint a chairman of the Board, a president, one or more vice-presidents, a secretary, a treasurer and such other Officers as the Board may determine, including one or more assistants to any of the Officers so appointed. The Board may specify the duties of and, subject to the provisions of the Act, delegate to such Officers powers to manage the business and affairs of the Corporation. Except for the chairman of the Board and the president, an Officer may but need not be a Director and one person may hold more than one office.

SECTION FIVE PROTECTION OF DIRECTORS,

OFFICERS AND OTHERS

5.01        APPOINTMENT OF OFFICERS

     To the extent permitted by law, no Director or Officer for the time being of the Corporation shall be liable for

        (a) the acts, receipts, neglects or defaults of any other Director or Officers or employee;

        (b) joining in any receipt or act for conformity;

        (c) any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation;

         (d) the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested;

        (e) any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited;

        (f) any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other as sets belonging to the Corporation; or

        (g) for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto,

unless the same shall happen by or through his failure to act honestly and in good faith with a view to the best interests of the Corporation and in connection therewith failure to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. If any Director or Officer of the Corporation shall be employed by, or shall perform services for the Corporation otherwise than as a Director or Officer or shall be a member of a firm or a shareholder, director or officer of a corporation which is employed by, or performs services for, the Corporation, the fact of his being a Director or Officer of the Corporation shall not disentitle such Director or Officer or such firm or corporation as the case may be, from receiving proper remuneration for such services.

5.02        INDEMNITY

     Subject to the limitations contained in the Act, but without limit to the right of the Corporation to indemnify any person under the Act or otherwise, the Corporation shall indemnify a Director or Officer, a former Director or Officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a Director or Officer or a director or officer of such body corporate, if

      (a) he acted honestly and in good faith with a view to the best interests of the Corporation, and

      (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

5.03        INSURANCE

     Subject to the limitations contained in the Act, the Corporation may purchase and maintain for the benefit of Directors and Officers such insurance as the Board may from time to time determine.

SECTION SIX

ADMINISTRATION

6.01        EXECUTION OF INSTRUMENTS

     Contracts, documents or instruments in writing requiring execution by the Corporation may be signed by any two Directors or by any two of the chairman of the Board, the president, a vice-president and the treasurer or by any one of the foregoing together with the secretary or an assistant secretary. The secretary or an assistant secretary shall affix the corporate seal to such instruments as require the same. The Board is authorized from time to time by resolution to appoint any Officer or Officers or any other person or persons on behalf of the Corporation to affix the corporate seal and to sign and deliver contracts, documents or instruments in writing. The term "contracts, documents or instruments in writing" as used in this by-law shall include deeds, mortgages, charges, conveyances, transfers and assignments of property of all kinds including specifically but without limitation transfers and assignments of shares, warrants, bonds, debentures or other securities and all paper writings.

6.02        FINANCIAL YEAR

     Until changed by the Board, the financial year of the Corporation shall end on the 31st day of December in each year.

6.03        BANKING ARRANGEMENTS

     The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the Board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the Board may from time to time prescribe or authorize.

6.04        VOTING RIGHTS IN OTHER BODIES CORPORATE

     The signing officers of the Corporation may execute and deliver instruments of proxy and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the persons signing or arranging for them. In addition, the Board may direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

SECTION SEVEN

BORROWING

7.01        LOANS AND GUARANTEES

     Without limiting the borrowing powers of the Corporation as set forth in the Act, the Board may from time to time:

      (a) borrow money upon the credit of the Corporation;

      (b) issue, reissue, sell or pledge bonds, debentures, notes or other evidence of indebtedness of the Corporation whether secured or unsecured;

      (c) give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

      (d) mortgage, hypothecate, pledge or otherwise create an interest in or charge upon all or any property (including the undertaking and rights) of the Corporation, owned or subsequently acquired, by way of mortgage, hypothec, pledge, or otherwise, to secure payment of any such evidence of indebtedness or guarantee of the Corporation.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted, or endorsed by or on behalf of the Corporation.

7.02        DELEGATION

     The Board may from time to time delegate to such one or more of the Directors and Officers of the Corporation as may be designated by the Board all or any of the powers conferred on the Board by subsection 7.01 or by the Act to such extent and in such manner as the Board shall determine at the time of each such delegation.

SECTION EIGHT

EFFECTIVE DATE AND REPEAL

8.01        EFFECTIVE DATE

     This by-law shall come into force upon the issuance of a certificate of amalgamation under the Act in respect of the amalgamation of 230190 Alberta Ltd. and Transalta Corporation into the Corporation.

MADE the 8th day of October, 1992. WITNESS the corporate seal of the Corporation.

President

Secretary

     RESOLVED that the directors of TransAlta Corporation do hereby make the foregoing By- law No. 1 of the said Corporation.

     The undersigned, being all of the directors of TransAlta Corporation (the "Corporation"), hereby sign the foregoing resolution making By- law No. 1 a by-law of the said Corporation.

DATED as of 9:59 a.m. the 8th day of October, 1992.

     RESOLVED that the foregoing By- law No. 1 of the by-laws of TransAlta Corporation be and it is hereby confirmed.

     The undersigned, being the sole shareholder of Transalta Corporation (the "Corporation"), hereby signs the foregoing resolution confirming By -law No. 1 of the said Corporation.

DATED the 8th day of October, 1992.

TransAlta Utilities Corporation

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